Exhibit 10.7

SERVICES AGREEMENT

SERVICES AGREEMENT (this “Agreement”), dated as of ___________ (the “Effective Date”), between D. E. Shaw India Private Limited, a company incorporated under Companies Act, 1956 (“DESIS”) and having its registered office at Plot No. 573, B & C, Road No. 1, Jubilee Hills, Hyderabad 500 096, and DESRI India Private Limited, a company incorporated under Companies Act, 2013 (“DESRI”) and having its registered office at __________________________________________________________________

WHEREAS, DESIS shall provide certain services to DESRI upon the request of DESRI on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, DESIS and DESRI wish to memorialize their agreement for the provision of such services by DESIS to DESRI;

NOW, THEREFORE, the parties to this Agreement (the “Parties,” and each, a “Party”) agree as follows:

1.	Services.

(a)
Description of Services.  Pursuant to the terms of this Agreement, DESIS shall provide or cause to provide DESRI the services described in Schedule A and such other services as are agreed upon from time to time by the Parties (the “Services”).  The Parties agree that acceptance of Services by DESRI shall conclusively evidence DESRI’s agreement to receive such Services, notwithstanding that such Services may not be included or detailed on the applicable schedule.  The Services set forth in Schedule A may be amended from time to time as provided in Section 7 (e) below. For the avoidance of doubt, the Services may be provided by DESIS employees and/or another Shaw-Related Entity (as defined below) and/or by third party service providers, subject to Section 1(g) below.

(b)
Certain DESIS employees may from time to time allocate all or a portion of their time to DESRI in connection with their being utilized by DESRI for DESRI’s operations.  Such employees may or may not perform services exclusively on behalf of DESRI, as determined in DESIS’ sole discretion.

(c)
DESIS shall maintain records reflecting the nature of the Services that are being provided pursuant to this Agreement, which employees have allocated or are allocating all or a portion of their time to DESRI pursuant to this Agreement, and the amount charged for each Service that is being provided pursuant to this Agreement. Without limitation on the foregoing, the names of all DESIS employees providing Services to DESRI at any time shall be noted in a file made available by DESIS to DESRI.

(d)	DESRI shall act in good faith to provide all data and information required by DESIS in connection with the performance of the Services.

(e)
Independent Contractor. DESIS shall be an independent contractor as to DESRI in performing the Services under this Agreement.  DESIS shall have the authority to control and direct the performance of the Services DESIS provides.

(f)
Delegation.  Nothing in this Agreement shall prevent DESIS from delegating its responsibility to perform Services to any Shaw-Related Entity (as defined below) or shall require that DESIS obtain the consent of DESRI in connection with such delegation.  The term “Shaw-Related Entity” is used herein to refer to DESIS;                     D. E. Shaw & Co., L.P. (“DESCO L.P.”); D. E. Shaw & Co., L.L.C. (“DESCO L.L.C.”); David E. Shaw; any entity (other than an DESRI-Related Entity) directly or indirectly affiliated with DESIS, DESCO L.P., with DESCO L.L.C., or with David E. Shaw; subsidiaries of and entities directly or indirectly controlled by DESIS, DESCO L.P., DESCO L.L.C., and/or such affiliated entities; and investment vehicles to which investment management services are provided by any of the foregoing.  The term “DESRI-Related Entity” is used herein to refer to DESRI Inc. and any entity directly or indirectly controlled by DESRI Inc.

(g)
Contractors / Subcontractors.  The Services in this Agreement may be provided by personnel of DESIS (including consultants, contractors) and/or another Shaw-Related Entity and/or by third-party services providers; provided, however, that Services may be provided by a third-party services provider only if (i) such provider has provided similar services for DESRI, DESIS, or another Shaw-Related Entity at some time during the 12-month period prior to the Effective Date; (ii) DESIS uses such third-party services provider to provide similar services to DESIS or another Shaw-Related Entity during the same time the provider provides services to DESRI; or (iii) DESIS obtains the prior written consent of DESRI, which consent shall not be unreasonably withheld.  DESIS shall be responsible for (a) the performance of a subcontractor with respect to any subcontracted Service or portion thereof; and (b) entering into agreements with subcontractors on customary terms and relating to confidentiality.

(h)
Authority.  Nothing in this Agreement shall require a Party to provide or accept any Service if such Party determines that providing or accepting such Service could violate applicable law, regulation, or duty.

2.	Consideration.

(a)
In consideration of DESIS’ provision of the Services, DESRI shall pay to DESIS (i) an amount equal to one hundred percent (100%) of all costs and expenses incurred by DESIS (either directly or through a Shaw-Related Entity, and if through a Shaw-Related Entity, inclusive of any mark-up charged to DESIS by such Shaw-Related Entity) plus 10% mark-up in connection with the provision of the Services, as determined and allocated by DESIS in its reasonable discretion; (ii) any and all applicable taxes under the relevant laws; and (iii) such other amount(s) as the Parties may agree upon pursuant to Section 2(c).

(b)
With respect to the fees to be paid by DESRI under this Section 2, DESIS shall provide DESRI an invoice on the 20th day of each month for an amount equal to the cost and expenses incurred by DESIS in the preceding month (“Invoice”).  Each such Invoice shall reasonably identify each material item included in the costs.  DESRI shall pay the amount stated on each Invoice within thirty (30) days after the date of the issuance of such Invoice.  Unless otherwise agreed upon, all payments made under this Agreement will be made in INR by cheque or electronic transfer, as specifically instructed by DESIS.  DESRI may dispute the amount of an Invoice by providing a written notice within 30 days of receiving the relevant Invoice.  DESRI will pay the disputed invoice within 30 days from the date the dispute is resolved.  If DESRI is required to withhold and pay any withholding tax imposed at source of any amount payable to DESIS under this Agreement, then DESRI shall deliver to DESIS the original or true copy of the tax receipt or other proof of payment, and DESRI’s payment of the balance (after deducting any such withholding) will constitute payment in full of the amount owed by DESRI to DESIS.  The frequency and manner of payment of such consideration and any other amounts owed under this Agreement may be modified by the mutual agreement of the Parties.

(c)
The Parties may agree from time to time to modify the consideration to be paid for some or all Services.  The Parties agree that, in the absence of manifest error, payment of an amount for Services by DESRI shall conclusively evidence DESRI’s agreement to such amount.

3.	Term and Termination.

This Agreement shall be effective from the Effective Date, to continue in effect for three years thereafter, or, if earlier, until terminated by either Party in accordance with this Agreement.

This Agreement may be terminated by either Party (a) immediately upon a material breach hereof by the other Party, which has not been cured within 30 business days after written notice thereof has been given by the non-breaching Party, (b) with respect to any Service (or portion thereof), upon 30 days’ notice by either DESRI, provided, however, that DESRI shall reimburse DESIS for any minimum commitment fees, up-front payment of fees for the applicable Services paid to any third party service provider, cancellation fees or termination fees payable to such third party, and any remaining non-terminable recurring payments to such third party for licenses, maintenance fees, or other similar vendor fees in connection with the Services, in each case for which documentation of the requirement to pay such fees or remaining payments is provided by DESIS to DESRI, up to $150,000 in the aggregate over the term of this Agreement for all Services,  or (c) at such other time as the Parties agree in writing.

4.	Liability and Indemnification.

(a)	Standard of Care. Each Party shall exercise good faith in carrying out its duties and satisfying its obligations provided in this Agreement.

(b)
Limitation of Liability of Parties.  Each Party shall be held harmless and shall not be liable pursuant to this Agreement to any person (i) for any act or omission, or losses arising from any act or omission, taken or omitted in connection with this Agreement or the Services, provided that a court of competent jurisdiction has not rendered a final determination that such act or omission constitutes fraud or willful misconduct; (ii) for failure to perform an obligation under this Agreement where such failure is due to fire, flood, labor dispute, natural calamity, act of God, pandemic, insurrection, terrorist activities, or act of the government or for any other reason resulting from conditions beyond the reasonable control of such Party; or (iii) for consequential, exemplary, punitive, incidental, indirect, or special damages, or damages from loss of use, data, profits, business opportunities, or other economic advantages, or from failure to achieve cost savings, whether in contract, tort, or otherwise, even if such Party shall have actually known, have been advised in advance, have had reason to know, or otherwise was aware of the possibility of such damages, loss, or failure.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, A PARTY’S MAXIMUM, CUMULATIVE AND SOLE LIABILITY TO THE OTHER PARTY FOR ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, THE SERVICES, OR SUCH PARTY’S, ITS AFFILIATES’ AND ITS AND THEIR THIRD PARTY PROVIDERS’ ACTS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE GREATER OF (1) $1,000,000 and (2) THE FEES PAID BY DESRI TO DESIS PURSUANT TO THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE FIRST SUCH CLAIM OR CAUSE OF ACTION; PROVIDED THAT, WITH RESPECT TO ANY LIABILITY OF A PARTY PURSUANT TO THIS AGREEMENT THAT RELATES TO DATA PRIVACY OR CYBERSECURITY, IF SUCH PARTY, USING COMMERCIALLY REASONABLE EFFORTS AND EXERCISING GOOD FAITH, IS ABLE TO RECOVER AN AMOUNT GREATER THAN THE FOREGOING LIABILITY CAP FROM ITS APPLICABLE THIRD PARTY SERVICE PROVIDERS, SUCH PARTY SHALL PASS A PRO RATA PORTION OF SUCH EXCESS RECOVERY (NET OFF LITIGATION COST AND ATTORNEY’S FEE) THROUGH TO THE OTHER PARTY (BASED ON THE RELATIVE AMOUNT OF SUCH LIABILITY IN COMPARISON TO DAMAGES SUFFERED BY SUCH PARTY FOR WHICH SUCH RECOVERY IS OBTAINED). NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, NEITHER PARTY NOR ITS AFFILIATES, NOR ITS AND THEIR THIRD PARTY PROVIDERS SHALL HAVE ANY LIABILITY HEREUNDER FOR, AND DAMAGES SHALL NOT INCLUDE, ANY PUNITIVE, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, OR DAMAGES CALCULATED BASED UPON LOST PROFITS, LOSS IN VALUE OR MULTIPLE OF EARNINGS.  ANY CLAIM OR CAUSE OF ACTION REQUESTING OR CLAIMING SUCH DAMAGES IS SPECIFICALLY WAIVED AND BARRED, WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE OR A PARTY WAS NOTIFIED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.  WITHOUT LIMITING THE FOREGOING, THE AMOUNT OF ANY DAMAGES PAYABLE BY ANY PARTY HEREUNDER SHALL BE NET OF ANY AMOUNTS RECOVERED BY SUCH PARTY UNDER APPLICABLE INSURANCE POLICIES OR FROM ANY OTHER PERSON OR ENTITY ALLEGED TO BE RESPONSIBLE THEREFOR.

(c)
Limitation of Liability of Non-Parties.  No person that is not a Party shall be liable pursuant to this Agreement for any act or omission, or losses arising from any act or omission, taken or omitted by such person in connection with this Agreement or the Services.

(d)
No Recourse.  The obligations of each Party arising under (or relating to) this Agreement shall be without recourse to any partner, member, or other owner of such Party; any controlling person of such Party or of any such partner, member, or owner; any successor to any such partner, member, owner, or controlling person; or any employees, directors, or officers of such Party, partner, member, owner, controlling person, or successor.  No such partner, member, owner, controlling person, successor, employee, director, or officer shall have any liability in such capacity for the obligations of such Party.  For the avoidance of doubt, each such partner, member, owner, controlling person, successor, employee, director, and officer is a third party beneficiary of this Agreement.

(e)
Other Indemnification and Exculpation Rights.  Nothing in this Agreement shall limit any indemnification or exculpation of or by a Party under any other agreement, including any other agreement between the Parties.

(f)
Limitations Imposed by Law.  Nothing in this Agreement shall exclude or restrict any duty or liability that one Party may have to the other Party under the laws of any jurisdiction or the arrangements for regulating a firm or other person in or under such laws.

(g)
No Warranty.  DESIS expressly disclaims all warranties, conditions, or representations (express or implied, oral or written) with respect to the Services rendered by it and to the quality of the performance of such Services, including any and all implied warranties or conditions, whether alleged to arise by law, by reason of custom or usage in the trade, or by course of dealing.  Neither Party makes any warranty, covenant, or representation concerning the likelihood of profitable business and/or of any business results using the Services rendered by it (or on such Party’s behalf).  All Services under this Agreement are rendered “as is” and “with all faults.”

5.	Confidentiality.

(a)
Each Party will hold confidential, and not use or disclose except as necessary to conduct such Party’s business, all non-public documents and information furnished to it by the other Party or such other Party’s officers, directors, employees, agents, consultants, or representatives in connection with this Agreement or the Services, except in each case where disclosure of such document or information (a) has been authorized in writing by such other Party, (b) is required by any applicable law or by order of a court of competent jurisdiction, a regulatory or self-regulatory body, or a governmental authority, (c) has been mutually agreed upon by the Parties, or (d) is disclosed to an agent, custodian, administrator, broker, investment adviser, tax adviser, attorney, accountant, insurance carrier, or auditor of either of the Parties, or (e) is developed independently by the recipient without using the non-public information of the other Party.

(b)
Nothing contained in this Agreement shall be deemed to weaken or waive any rights related to the protection of trade secrets or confidential business information that any Party may have under common law or any applicable statutes or rules.

6.	Miscellaneous.

(a)
Governing Law.  This Agreement and its enforcement shall be governed by, and construed in accordance with the laws of India without regard to conflicts-of-law principles and the courts at Hyderabad shall have the exclusive jurisdiction in this matter.

(b)
Certain Interpretive Rules.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  A reference in this Agreement to an annex or a schedule is a reference to the applicable annex or schedule to this Agreement.  Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular.  All pronouns and variations thereof in this Agreement will be deemed to refer to the feminine, masculine, or neuter, singular, or plural, as the identity of the person or persons referred to may require.  Any person referred to in this Agreement includes any successor to such person.  Whenever the words “herein” or “hereunder” are used in this Agreement, they refer to this Agreement as a whole and not to any specific section, annex, or schedule.

(c)
Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned by either Party (whether by operation of law or otherwise) without the prior written consent of the other Party, and any purported assignment in violation of this clause will be void, provided that this Section 7 (c) shall not limit DESIS’ authority to cause other persons to perform its obligations as expressly set forth in Section 2 above.  Subject to the above, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective heirs, legal representatives, successors, and permitted assigns.

(d)
Amendment.  This Agreement (including any annexes and/or schedules hereto) may be amended only by a written instrument executed and delivered by the Parties; provided, that any annex or schedule to this Agreement may be amended by the adoption of a superseding annex or schedule by the Parties (which adoption is reflected in the books and records of the Parties).  Any amendment shall be effective as of the date all Parties have executed such amendment or such other effective date as is expressly set forth in such amendment.

(e)
Waivers.  Any waiver of a provision of this Agreement may be granted only through the execution and delivery of a written instrument expressly granting such waiver by the Party holding the right being waived.  Any such waiver shall be effective only in the specific instance and for the purpose given.  A failure or delay in exercising any right in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right will not be presumed to preclude any subsequent or further exercise of that right or the exercise of any other right.

(f)
Severability.  Any term or provision of this Agreement that is deemed by a court of competent jurisdiction invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, which shall remain in full force and effect.

(g)	Notices. All notices under this Agreement may be provided either by electronic or physical mail.

If to DESIS, to:
D. E. Shaw India Private Limited
Plot No. 573, B & C, Road No. 1, Jubilee Hills,
Hyderabad 500 096
Telangana, India
Attention: Chaitanya Gorrepati, Director

If to DESRI, to:
DESRI India Private Limited
c/o D. E. Shaw & Co., L.P.
1166 Avenue of the Americas, 9th Floor
New York, NY  10036
Attention: General Counsel

The Parties may change the persons to whom notices will be sent by giving written notice to the other.

(h)
Entire Agreement.  This Agreement constitutes the entire understanding between the Parties, and supersedes any prior understandings or written or oral agreements between them, respecting the subject matter of this Agreement.

(i)
Survival.  Any amounts incurred or accrued by DESIS in the provision of Services at or before the termination of this Agreement shall remain due and payable by DESRI notwithstanding such termination.  Sections 4, 5, and 6 shall survive any termination of this Agreement.

(j)
Counterparts.  This Agreement may be executed and delivered in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, DESIS and DESRI have duly executed this Agreement as of the date first written above.

D. E. Shaw India Private Limited

By:
Chaitanya Gorrepati
Authorized Signatory

DESRI India Private Limited

By:
Sachin Patha
Authorized Signatory

SCHEDULE A

This Schedule A is effective as of ------the Effective Date

CATEGORY OF SERVICE          DESCRIPTION OF TYPES OF SERVICES

Personnel-Related:
Provision of human resources advisory services, benefits administration services, payroll services, and human resources systems and infrastructure for employees of DESRI; provision of recruiting resources with respect to hiring of additional employees.

Administration:
Provision of general administration services and such other services as generally provided by DESIS as may be agreed from time to time by the Parties, along with various miscellaneous support services including but not limiting to daily administrative needs, such as purchasing (including acting as payment agent), mail routing and library functions.

Legal/Accounting/Tax:
Provision of services (whether by internal personnel or external service providers) for legal matters, structuring, regulatory compliance, general accounting, tax, reporting, financial operations, in each case as may be agreed from time to time by the Parties.

Data Services and Information Technology:	Provision of services (whether by internal personnel or external service providers) for data services and information technology, as may be agreed from time to time by the Parties.

I/T and Systems:
Provision of services performed by DESIS employees assisting DESRI’ s internal Information Technology group and other DESRI employees, as may be agreed from time to time by the Parties (acceptance of such services by DESRI to conclusively evidence agreement to receive such services).

Other Services:
Any other service provided by DESIS to DESRI as of the date hereof and requested by DESRI to be continued; provided, however, that to the extent any such service is first requested by DESRI three months or later after the Effective Date, DESIS shall have a reasonable amount of time to obtain or allocate resources prior to commencing such service.  Any other services requested by DESRI as agreed by the Parties from time to time.